Exhibit 10.3

2015 LUXEMBOURG REAFFIRMATION AGREEMENT dated as of February 27, 2015 (this “Luxembourg Reaffirmation”), among GRAFTECH INTERNATIONAL HOLDINGS INC. (“GIH”), GRAFTECH LUXEMBOURG I S.À R.L. (“Luxembourg Parent” and, together with GIH and Luxembourg Parent, the “Reaffirming Parties”) and JPMORGAN CHASE BANK, N.A., as the Administrative Agent and Collateral Agent.
Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement dated as of February 27, 2015, among GrafTech International Ltd. (“GrafTech”), GrafTech Finance Inc. (“Finance”), Luxembourg Parent, GrafTech Luxembourg S.à r.l. II, GrafTech Switzerland S.A. (“Swissco”), the LC Subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender (as so amended and restated, the “Second Restated Credit Agreement”), amending and restating the Amended and Restated Credit Agreement dated as of April 23, 2014, among GrafTech, Finance, Swissco, the LC Subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).
WHEREAS, pursuant to the First Amendment dated as of November 19, 2014 to the Existing Credit Agreement, the Commitments were reduced to $400,000,000.
WHEREAS, the Reaffirming Parties and the Collateral Agent previously entered into the Security Documents and certain other Loan Documents, which include, (a) the Share Pledge Agreement dated as of March 26, 2012, between GIH and the Collateral Agent, governed by Luxembourg law (the “GIH Share Pledge Agreement”) and relating to the pledge of 58,061,755 shares (parts sociales) of Luxembourg Parent held by GIH and representing 100% of the issued share capital of Luxembourg Parent and (b) the Share Pledge Agreement dated as of March 26, 2012, between Luxembourg Parent and the Collateral Agent, governed by Luxembourg law (the “Parent Share Pledge Agreement”) and relating to the pledge of 57,580,400 shares (parts sociales)of GrafTech Luxembourg II S.à r.l (“Luxembourg Holdco”) held by Luxembourg Parent and representing 100% of the issued share capital of Luxembourg Holdco;
WHEREAS, the GIH Share Pledge Agreement and the Parent Share Pledge Agreement (together being referred to as the “Reaffirmed Documents”) are still in force and remain effective;
WHEREAS, pursuant to the Second Restated Credit Agreement, the parties thereto have agreed (i) to establish a new term facility in an aggregate principal amount of $50,000,000 to be made available only to Finance, (ii) to provide for certain modifications in the interest rate margins and fees under the Existing Credit Agreement, (iii) to adjust the maximum levels permitted under the GrafTech Senior Secured Leverage Ratio, (iv) to provide for the naming of additional Swingline Lenders and to make certain other modifications to the swingline facility and (v) to amend certain other provisions of the Existing Credit Agreement as set forth in the Second Restated Credit Agreement;
WHEREAS, the parties hereto intend that (a) the Obligations shall be in all respects continuing under the Second Restated Credit Agreement on the terms set forth therein (including such Obligations in respect of the Term Commitments and Term Loans newly established thereunder and the Revolving Loans and the Revolving Commitments, as modified therein), and (b) the Reaffirmed Documents and the Collateral, or words of similar import (as defined in any applicable Reaffirmed Document), and all other assets of the Reaffirming Parties subject to the Liens of the Reaffirmed Documents, shall continue to secure, support and otherwise benefit (i) in the case of the GIH Share Pledge Agreement, the CFC Secured Obligations and the US Secured Obligations, as more fully explained under Article I below, (as both expressions are defined therein and, in the case of the US Secured Obligations, including the Obligations in respect of the Term Commitments and Term Loans newly established thereunder and the Revolving Loans and the Revolving Commitments, as modified therein), and (ii) in the case of the Parent Share Pledge Agreement the CFC Secured Obligations (as defined therein);
WHEREAS, each Reaffirming Party expects to realize substantial direct and indirect benefits as a result of the Second Restated Credit Agreement becoming effective; and
WHEREAS, the execution and delivery of this Luxembourg Reaffirmation is a condition precedent to the effectiveness of the Second Restated Credit Agreement.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

Reaffirmation
Except to the extent unenforceable or prohibited by applicable law, each Reaffirming Party hereby acknowledges its receipt of a copy of the Second Restated Credit Agreement and its review of the terms and conditions thereof and consents to the terms and conditions of the Second Restated Credit Agreement and the transactions contemplated thereby and each Reaffirming Party hereby (a) affirms and confirms its guarantees, pledges, grants and other commitments under the Reaffirmed Documents to which it is a party, as applicable, (b) affirms and confirms its obligations to indemnify and other commitments and obligations under the Reaffirmed Documents to which it is a party, as applicable, and (c) agrees that, notwithstanding the effectiveness of the Second Restated Credit Agreement, (i) the Reaffirmed Documents to which it is a party shall continue to be in full force and effect, and (ii) all guarantees, pledges, grants and other commitments thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties.
Each of the Reaffirming Parties hereby confirms and agrees that (a) in the case of the GIH Share Pledge Agreement (i) 35% of the units owned from time to time by GIH in Luxembourg Parent shall secure the CFC Secured Obligations (as defined therein) and (ii) 65% of the units owned from time to time by GIH in Luxembourg Parent shall secure the US Secured Obligations and the CFC Secured Obligations (both as defined therein), in each case subject to the terms of such pledge, and accordingly shall, inter alia, secure the Term Loans and the Obligations in respect of the Term Commitments and the Revolving Loans and Revolving Commitments, and (b) in the case of the Parent Share Pledge Agreement, 100% of the units owned from time to time by Luxembourg Parent in Luxembourg Holdco shall secure the CFC Secured Obligations (as defined therein), subject to the terms of such pledge, and in the case of each of the US Secured Obligations and the CFC Secured Obligations, as outstanding under the Second Restated Credit Agreement after giving effect to the amendment and restatement of the Existing Credit Agreement as the Second Restated Credit Agreement. The Reaffirming Parties agree that the US Secured Obligations shall include, in addition to the Revolving Loans and the Revolving Commitments, the Term Loans and the Obligations in respect of the Term Commitments and that the security interest granted by the GIH Share Pledge Agreement under (a) (ii) above, with respect to the US Secured Obligations, shall cover, pari passu, on the one hand, the Revolving Loans and the Revolving Commitments, and on the other hand, the Term Loans and the Term Commitments. Each of the Reaffirming Parties hereby agrees that, on and after the Restatement Effective Date, each reference to the “Credit Agreement” in any Loan Document shall be deemed to be a reference to the Second Restated Credit Agreement and each reference to “Obligations” or “US Secured Obligations” shall include a reference to the Obligations in respect of the Term Commitments and Term Loans newly established under the Second Restated Credit Agreement and the Revolving Loans and Revolving Commitments, as modified under the Second Restated Credit Agreement).

ARTICLE II

Representations and Warranties
Each Reaffirming Party hereby represents and warrants to each Secured Party as follows, which representations and warranties shall survive execution and delivery of this Luxembourg Reaffirmation:
SECTION 2.01.     Organization. GIH is in good standing under the laws of the State of Delaware and each Reaffirming Party is duly organized, validly existing, has all power and authority and all material Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted and (except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) is qualified to do business in every jurisdiction where such qualification is required.
SECTION 2.02.     Authorization; Enforceability. Except to the extent unenforceable or prohibited by applicable law, this Luxembourg Reaffirmation (a) is within such Reaffirming Party’s corporate or other organizational powers and has been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equity holder action of each Reaffirming Party, (b) has been duly executed and delivered by each Reaffirming Party and (c) constitutes a legal, valid and binding obligation of each Reaffirming Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 2.03.     Loan Document Representations and Warranties. The representations and warranties of each Reaffirming Party set forth in the Second Restated Credit Agreement and the other Loan Documents (as supplemented by the information disclosed in the Perfection Certificate) are true and correct on and as of the date hereof (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date hereof, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.
ARTICLE III

Miscellaneous
SECTION 3.01.    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Second Restated Credit Agreement. All communications and notices hereunder to any Reaffirming Party shall be given to it as provided in Section 9.01 of the Second Restated Credit Agreement.
SECTION 3.02.     Loan Document. This Luxembourg Reaffirmation is a Loan Document executed pursuant to the Second Restated Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.
SECTION 3.03.    Successors and Assigns. The provisions of this Luxembourg Reaffirmation shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 3.04.    Counterparts. This Luxembourg Reaffirmation may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Luxembourg Reaffirmation by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Luxembourg Reaffirmation.
SECTION 3.05.     No Novation. This Luxembourg Reaffirmation shall not extinguish the Obligations for the payment of money outstanding under the Existing Credit Agreement or any other Loan Document or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or any other Loan Document or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by the Restatement Agreement or any other instrument executed concurrently herewith. Nothing expressed or implied in this Luxembourg Reaffirmation shall be construed as a release or other discharge of GrafTech, Finance or Swissco under the Existing Credit Agreement or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder.
SECTION 3.06.     Governing Law; Jurisdiction. %3.This Luxembourg Reaffirmation shall be governed by, and construed in accordance with, Luxembourg Law.
%3. Any dispute arising in connection with this Luxembourg Reaffirmation, including with respect to non-contractual claims shall be submitted to the courts of the district of Luxembourg-City.
%3.Nothing in this Section 3.06 limits the right of the Administrative Agent or the Collateral Agent to bring proceedings against any Reaffirming Party in any other court of competent jurisdiction or concurrently in more than one jurisdiction.
SECTION 3.07.    Headings. Section headings used herein are for convenience of reference only, are not part of this Luxembourg Reaffirmation and are not to affect the construction of, or be taken into consideration in interpreting, this Luxembourg Reaffirmation.
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IN WITNESS WHEREOF, each Reaffirming Party and the Administrative Agent, for the benefit of the Secured Parties, have caused this Luxembourg Reaffirmation to be duly executed by their respective authorized officers as of the day and year first above written.

GRAFTECH INTERNATIONAL HOLDINGS INC.,
By
/s/ Quinn J. Coburn
Name: Quinn J. Coburn
Title: Vice President and Treasurer

GRAFTECH LUXEMBOURG I S.À R.L.,
By
/s/ Quinn J. Coburn
Name: Quinn J. Coburn
Title: Attorney-in-Fact

JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT,
by
/s/ Peter Predun
Name: Peter Predun
Title: Executive Director

Acknowledged and accepted:

GRAFTECH LUXEMBOURG II S.À R.L.,
By
/s/ Quinn J. Coburn
Name: Quinn J. Coburn
Title: Attorney-in-Fact